UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2018

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

This Current Report on Form 8-K is being filed to disclose certain information regarding the dismissal of previously disclosed litigation related to the proposed transactions contemplated by the Agreement and Plan of Merger, dated as of March 11, 2018, by and between Civista Bancshares, Inc. (“Civista”), Civista Bank, United Community Bancorp (“United Community”), and United Community Bank, pursuant to which United Community will merge with and into Civista (the “Merger”).

As previously disclosed, on June 28, 2018, Paul Parshall, a purported stockholder of United Community, filed a putative class action lawsuit in the Superior Court for the State of Indiana, Dearborn County, captioned Parshall v. United Community Bancorp, et al. (Case No. 15D02-1806-PL-000048), against United Community, the members of United Community’s Board of Directors, United Community Bank, Civista and Civista Bank on behalf of all of United Community’s public stockholders. The lawsuit had sought relief that included preliminary and permanent injunction against the consummation of the Merger, rescission or rescissory damages if the Merger is completed, costs and attorney’s fees.

Mr. Parshall filed a voluntary notice of dismissal. On August 13, 2018, the court entered an order dismissing the lawsuit, with prejudice as to Mr. Parshall and without prejudice as to the putative class.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: August 17, 2018	/s/ James E. McGookey
James E. McGookey, General Counsel,
Senior Vice President and Secretary